Table

of Contents

Exhibit 23.1
REPORT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM
Shareholders and the Board of Directors of USCB Financial

Holdings, Inc.
Doral, Florida
Opinion on the Financial Statements
We have audited

the accompanying consolidated

balance sheets of

USCB Financial Holdings,

Inc. (the "Company")

as of
December

31,

2021

and

2020,

the

related

consolidated

statements

of

operations,

comprehensive

income,

changes

in
stockholders’ equity, and cash flows for the years

then ended, and the

related notes (collectively referred to

as the "financial
statements").

In

our

opinion,

the

financial

statements

present

fairly,

in

all

material

respects,

the

financial

position

of

the
Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph – Financial Statement Consistency
As discussed

in Note

1 to

the consolidated

financial statements,

the stockholders

of U.S.

Century Bank

exchanged their
Class A common shares

of U.S. Century Bank

for shares of USCB

Financial Holdings, Inc.

on a 1 share

for 1 share basis
during the year

ended December

31, 2021.

Stockholders of

U.S. Century

Bank became

stockholders of

USCB Financial
Holdings, Inc.,

and USCB

Financial Holdings,

Inc. became

the sole

stockholder

of U.S.

Century Bank.

The consolidated
financial statements as

of and for

the year ended

December 31, 2020,

do not include

USCB Financial Holdings,

Inc.

The
2020 financial

statements

of U.S.

Century Bank

are presented

with the

2021 consolidated

financial statements

of USCB
Financial

Holdings,

Inc.

since

U.S.

Century

Bank’s

assets,

liabilities,

and

operations

comprise

substantially

all

of

the
consolidated assets, liabilities, and operations.

Our opinion is not modified with respect to this matter.
Basis for Opinion
These financial statements are the

responsibility of the Company's management. Our

responsibility is to express an

opinion
on the

Company's

financial

statements

based

on

our

audits.

We

are

a public

accounting

firm

registered

with

the

Public
Company Accounting

Oversight Board (United

States) ("PCAOB")

and are required

to be independent

with respect to

the
Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and
Exchange Commission and the PCAOB.

We conducted our

audits in

accordance with

the standards of

the PCAOB.

Those standards require

that we

plan and

perform
the audit to obtain reasonable

assurance about whether the financial statements are

free of material misstatement, whether
due to error

or fraud. Our

audits included performing procedures

to assess the risks

of material misstatement of

the financial
statements, whether due

to error or

fraud, and performing

procedures that respond to

those risks. Such

procedures included
examining, on

a test

basis, evidence

regarding the

amounts and

disclosures

in the

financial statements.

Our audits

also
included evaluating the

accounting principles

used and significant

estimates made

by management, as

well as evaluating
the overall presentation of the financial statements. We

believe that our audits provide a reasonable basis for

our opinion.
/s/ Crowe LLP
Crowe LLP
We have served as the Company's auditor since

2017.
Fort Lauderdale, Florida
March 24, 2022